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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                           CURRENT REPORT PURSUANT TO
                           SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
                                 April 22, 2005

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                          GENERAL MARITIME CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                        REPUBLIC OF THE MARSHALL ISLANDS
                 (STATE OR OTHER JURISDICTION OF INCORPORATION)

               001-16531                               06-159-7083
        (COMMISSION FILE NUMBER)          (I.R.S. EMPLOYER IDENTIFICATION NO.)

                                 299 Park Avenue
                                  Second Floor
                               New York, NY 10171
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                                 (212) 763-5600
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

                               35 West 56th Street

                            New York, New York 10019

          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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Item 1.01.  Entry into a Material Definitive Agreement.

            On April 22, 2005, General Maritime Corporation (the "Company") and its tanker operating subsidiary, General Maritime Management LLC ("GMM") entered into new employment agreements with certain of their senior executive officers. GMM entered into a new employment agreement with John P. Tavlarios, a Director of the Company and Chief Executive Officer of GMM, and the Company entered into new employment agreements with Jeff Pribor, Chief Financial Officer of the Company and John C. Georgiopoulos, Chief Administrative Officer of the Company. These employment agreements with Messrs. Tavlarios, Pribor and John Georgiopoulos are each for a term from January 1, 2005 through December 31, 2007 and provide for automatic renewal for additional one year terms, unless either party terminates the agreement on 120 days' notice. The agreements provide for base salaries per annum of $525,000 for Mr. Tavlarios, $350,000 for Mr. Pribor, and $300,000 for Mr. Georgiopoulos, as well as discretionary bonuses based upon actual performance as determined by the Board of Directors of the Company or an appropriate committee. The agreements also call for certain payments to be made to each executive based on prior compensation if such executive is dismissed without cause or resigns for good reason, or upon his death or disability. Copies of these three agreements are filed with this report as Exhibits 10.1, 10.2, and 10.3, respectively.

            On April 25, 2005, the Company's Board of Directors adopted the General Maritime Corporation Change of Control Severance Program for U.S. Employees. Regular, full-time shore-based employees based in an office in the United States are eligible to participate in the Severance Program. This program generally provides that if a participant's employment with the Company is terminated other than for cause, death, or disability, or if the participant resigns for good reason during a one or two year period (depending on the level of participation of the employee) following a change of control, the participant will be entitled to receive, subject to the participant's execution and non-revocation of a release, a lump sum separation benefit equal to one or two times (depending on the level of participation of the employee) the participant's then current base salary and annual bonus.

            Under the Severance Program, two of the Company's executive officers, Milton H. Gonzales, Jr. and John M. Ramistella, will generally be entitled to receive two times their respective base salaries and annual bonuses upon the occurrence of a qualifying termination within a two year period following a change of control. A copy of the Severance Program is filed with this report as Exhibit 10.4.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

            On April 25, 2005, Andrew M.L. Cazalet resigned from the Company's Board of Directors. Mr. Cazalet is expected to join the Company as an employee participating in the Company's forward freight agreement program to manage market risks relating to deployment of the Company's vessels. Concurrently with his resignation, the Board of Directors determined to reduce the number of members of the Board of Directors from eight to seven.

Item 9.01.  Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.    Description
-----------    -----------

10.1 Employment Agreement dated April 22, 2005 between General Maritime Management LLC and John P. Tavlarios.

10.2 Employment Agreement dated April 22, 2005 between General Maritime Corporation and Jeffrey D. Pribor.

10.3 Employment Agreement dated April 22, 2005 between General Maritime Corporation and John C. Georgiopoulos.

10.4 General Maritime Corporation Change of Control Severance Program for U.S. Employees.


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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 GENERAL MARITIME CORPORATION
                                 ---------------------------------------
                                 (Registrant)


                                 By: /s/ John C. Georgiopoulos
                                    ------------------------------------
                                 Name:  John C. Georgiopoulos
                                 Title: Chief Administrative Officer


Date:  April 26, 2005